UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

February 22, 2012
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

Suite #200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 3.02.                      Unregistered Sales of Equity Securities

On February 22, 2012, GeoGlobal Resources Inc. (the “Company”) accepted subscription agreements to sell up to an aggregate of 2,500,000 units (the “Units”) to accredited investors (as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933 (the “Securities Act”)) or outside the United States under Regulation S under the Securities Act for total proceeds of US$625,000.  Each Unit will consist of one share of common stock, par value $0.001 per share (“Common Stock”) and one warrant to purchase one share of Common Stock (“Warrant”), for a purchase price of $0.25 per Unit (the “Purchase Price”).  Each Warrant shall entitle the holder thereof to acquire one share of Common Stock at an exercise price of US$0.32 for a period of two years following the closing date.  The Company will also issue an aggregate of 36,000 shares of Common Stock and 150,000 Warrants, on the same terms as the Warrants described above, to the finders as commission.

On February 24, 2012, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K.  A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
99.1	Press Release of GeoGlobal Resources Inc. dated February 24, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 28, 2012

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of GeoGlobal Resources Inc. dated February 24, 2012.